Exhibit 32.1

Certifications of Chief Executive Officer
and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q/A of TruBridge, Inc. (the “Company”) for the quarter ending March 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher L. Fowler, President and Chief Executive Officer of the Company, and Vinay Bassi, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2024

By: /s/ Christopher L. Fowler
Christopher L. Fowler
Chief Executive Officer

By: /s/ Vinay Bassi
Vinay Bassi
Chief Financial Officer